UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 22, 2010

SOLTA MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices, including zip code)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2010, Solta Medical, Inc., a Delaware corporation (“Solta”), Apollo ATC Merger Corp., a Delaware corporation and a wholly owned subsidiary of Solta (“Merger Sub”), Aesthera Corporation, a Delaware corporation (“Aesthera”), and Dana Mead, as holder representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Aesthera, with Aesthera being the surviving corporation and continuing as a wholly owned subsidiary of Solta (the “Merger”).

Under the terms of the Merger Agreement, at the closing of the Merger, Solta will issue in the aggregate (i) $4.75 million in shares of Solta common stock (the “Closing Shares”) to Aesthera senior debt holders and (ii) $501,000 to such holders, certain security holders and certain obligation holders of Solta, including advisors and severance recipients. The Closing Shares will be valued at the volume-weighted average of the closing sales prices for Solta common stock on NASDAQ for the five most recent consecutive trading days ending on (and including) the trading day immediately prior to the date of the Merger Agreement (the “Closing Price Per Share”).

In addition, Solta has agreed to issue up to an additional $10.75 million in shares of its common stock (the “Earn-Out Shares”) to certain obligation holders of Solta, including junior debt holders, advisors and severance recipients, upon Aesthera’s achievement of the following milestones:

•	up to $250,000 in shares of Solta common stock (valued at the Closing Price Per Share) upon the collection of a certain receivable on or by June 30, 2010;

•

$250,000 in shares of Solta common stock (valued at the volume-weighted average of the closing sales prices for Solta common stock on the NASDAQ for the five most recent consecutive trading days ending on (and including) the trading day immediately prior to the last day of the period for which such Earn-Out Shares are to be issued (the “Earn-Out Price Per Share”)) if Aesthera’s revenue is equal to or greater than $2,500,000 during the quarterly period ending on June 30, 2010;

•	$250,000 in shares of Solta common stock (valued at the Earn-Out Price Per Share) if Aesthera’s revenue is equal to or greater than $2,500,000 during the quarterly period ending on September 30, 2010;

•

$1,000,000 in shares of Solta common stock (valued at the Earn-Out Price Per Share) if Aesthera’s revenue is equal to or greater than $14,000,000 (the “Annual Threshold”) during the annual period commencing on April 1, 2010, and ending on March 31, 2011;

•

$1,000,000 in shares of Solta common stock (valued at the Earn-Out Price Per Share) for each additional $1,000,000 of Aesthera revenue in excess of the Annual Threshold, up to a maximum of $7,000,000 in shares of Solta common stock; and

•

$500,000 in shares of Solta common stock (valued at the Earn-Out Price Per Share) for each of the four quarterly periods commencing on April, 1, 2010, July 1, 2010, October 1, 2010 and January 1, 2011 in which Aesthera’s revenue is equal to or greater than $4,500,000.

The Merger Agreement provides that (i) all outstanding and unexercised options to purchase Aesthera common stock will be terminated and cancelled as of the effective time of the Merger and will not be assumed or otherwise replaced by Solta, and (ii) all issued and outstanding warrants to purchase Aesthera common stock not otherwise exercised prior to the effective time of the Merger will be cancelled.

In connection with the Merger, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by and among the Company and entities affiliated with Pinnacle Ventures, L.L.C. (“Pinnacle”). The Company also entered into debt settlement arrangements with Pinnacle and certain debt holders pursuant to which Pinnacle and such debt holders would receive merger consideration in exchange for cancellation/settlement of the outstanding debt. In addition, Pinnacle and certain recipients of Earn-Out Shares entered into lock-up agreements restricting sales of Solta securities owned by them for 60 days from the issuance of such securities, subject to certain exceptions.

Aesthera has made certain representations, warranties and covenants in the Merger Agreement, including, among others, representations and warranties regarding liabilities, employee benefit matters and intellectual property, and among others, covenants to conduct its business in the ordinary course consistent with past practices during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

Under the Merger Agreement, Aesthera security holders are required to indemnify Solta, Merger Sub and their related parties (collectively, the “Indemnified Parties”) for breaches of representations, warranties and covenants of Aesthera in the Merger Agreement and certain other matters. The Merger Agreement provides that the amount of any losses with respect to which the Indemnified Parties are entitled to indemnification under the Merger Agreement will be set off against the Earn-Out Shares otherwise issuable as consideration pursuant to the Merger Agreement.

The completion of the Merger is subject to various customary conditions, including (i) absence of any applicable law or order prohibiting the Merger, (ii) the accuracy of the representations and warranties of each party, and (iii) performance in all material respects by each party of its obligations under the Merger Agreement.

The Merger Agreement provides for certain customary termination rights by the parties, including termination if the Merger is not consummated by April 1, 2010.

The Merger has been approved by both companies’ boards of directors. The stockholders of Aesthera adopted and approved the Merger Agreement and the Merger by written consent shortly after the execution of the Merger Agreement.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of Solta and Aesthera. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement when it is filed, together with the other information concerning Solta that it publicly files in reports and statements with the Securities and Exchange Commission (the “SEC”).

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated herein by reference in its entirety. The issuance of the shares of Solta common stock as described above will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Pursuant to the Registration Rights Agreement, Solta has agreed to file, within fifteen days of the closing date of the Merger, a registration statement on Form S-3 with the SEC to register for resale the Closing Shares. In addition, Solta has agreed to file one or more registration statements on Form S-3 with the SEC as promptly as practicable after issuance of the Earn-Out Shares to register for resale the Earn-Out Shares.

Item 8.01	Other Items.

On February 23, 2010, we issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Solta Medical, Inc. dated as of February 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

By:	/s/ JOHN F. GLENN
John F. Glenn Chief Financial Officer

Date: February 23, 2010